================================================================================


For Immediate Release
---------------------

Company Contact:                        Press Contact:
----------------                        --------------
Trevor M. Saliba                        David A. Kaminer
CirTran Corporation                     The Kaminer Group
+(801) 963-5112                         +(914) 684-1934
trevor@cirtran.com                      dkaminer@kamgrp.com


Correcting and Replacing CirTran Celebrates
'Successful Conclusions' of Litigations, Now Set to
File 10-KSB for Fiscal 2005 with SEC this Week
Thursday, April 20, 2:59 PM ET

SALT LAKE CITY--(BUSINESS WIRE)--April 20, 2006 --Please replace the release dated April 12, 2006 with the following corrected version due to multiple revisions.

The corrected release reads:

CirTran Corporation (OTC BB: CIRT), an international full-service contract manufacturer of IT, consumer and consumer electronics products, said today that it has settled all major litigation in which it was a defendant, clearing the way for the filing of Form 10-KSB for fiscal 2005 with the SEC later this week.
       Iehab J. Hawatmeh, CirTran's founder and president, said the litigation matters, which were detailed in the company's previous SEC filings, were settled for "far less than the original claims" against CirTran.
       "We celebrate the successful conclusion of these litigation matters and the settlements reached, which we believe to be very much in our favor," Mr. Hawatmeh said. "We were able to settle these cases with a total cash outlay of only $200,000 after originally having exposure of up to $4.25 million," he said.
       CirTan settled with Howard Salamon, a financial consultant who originally sued the company for $1.75 million - 4 million restricted shares and 7 million warrants exercisable at $.05 per share. CirTran initially valued the settlement at $105,000. As part of the annual audit, it was determined that no value had been attributed to the warrants and the correct value of the settlement should have been $450,000. The entire $450,000 was accrued to fiscal year 2005. CirTran also settled with Sunborne XII, LLC, a Colorado limited liability company and the owner of a building in Colorado Springs, Colorado, to which CirTran expanded its operations in the late 1990's, for $200,000 in cash. Sunborne's claim originally ranged up to $2.5 million.
       Both settlements were reached in February of last month, but as previous obligations of CirTran, were accrued as of 2005 fiscal year end.
       CirTran's subsidiary, CirTran Asia, will continue to proceed with its action against International Edge, Inc. and others, as discussed in CirTran's filings with the SEC.
       "Now," Mr. Hawatmeh said, "we can move forward with our new business entities and continue to build CirTran with a clean slate in fiscal 2006."

About CirTran Corporation
-------------------------
Founded in 1993, CirTran Corporation (OTC BB: CIRT, www.CirTran.com) is a premier international full-service contract manufacturer. Headquartered in Salt Lake City, its ISO 9001:2000-certified, non-captive 40,000-square foot manufacturing facility is the largest in the Intermountain Region, providing "just-in-time" inventory management techniques designed to minimize an OEM's investment in component inventories, personnel and related facilities while reducing costs and ensuring speedy time-to-market. In 1998, CirTran acquired

Racore Technology (www.racore.com), founded in 1983 and reorganized as Racore Technology Corporation in 1997. In 2004, it formed CirTran-Asia as a high-volume manufacturing arm and wholly-owned subsidiary with its principal office in ShenZhen, China. CirTran-Asia operates in three primary business segments: high-volume electronics, fitness equipment and household products manufacturing, focusing on the multi-billion dollar Direct Response Industry.

Forward-looking Statements

This press release  contains  forward-looking  statements  within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. With the exception of historical information contained herein, the matters discussed in this press release, including those relating to anticipated performance of the Company and the litigation involving our Subsidiary, CirTran Asia, involve risk and uncertainties. Actual results could differ materially from those expressed in any forward-looking statement. Factors which could cause results to differ from those included in such forward-looking statements include our ability to perform under existing contracts, our ability to collect accounts receivable for existing contracts, our ability to generate additional business, determinations made by the court in connection with the litigation involving CirTran Asia, and other factors relating to our business, including those listed in the "Risk Factors" section of our Annual Report on Form 10-KSB for the year ended December 31, 2005, recently filed with the SEC. The Company expressly disclaims any obligation or intention to update any forward looking statement.






All trademarks are properties of their respective owners.






















--------------------------------------------------------------------------------